UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ⌧	Filed by a Party other than the Registrant ◻

Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
◻	Definitive Proxy Statement
⌧	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

READY CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

⌧	No fee required.
◻	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
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◻	Fee paid previously with preliminary materials:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1)	Amount previously paid:
	2)	Form, Schedule or Registration Statement No.:
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	4)	Date Filed:

ADDITIONAL INFORMATION ABOUT THE ANNUAL MEETING OF STOCKHOLDERS OF

READY CAPITAL CORPORATION

TO BE HELD ON

JULY 15, 2020 AT 10:00 A.M. EASTERN TIME

The following materials relate to the Notice of Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”), dated May 14, 2020, for the 2020 Annual Meeting (the “Annual Meeting”) of Stockholders of Ready Capital Corporation (the “Company”), furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting scheduled to be held on July 15, 2020. These definitive additional materials are being filed with the U.S. Securities and Exchange Commission and are being made available to stockholders on or about June 24, 2020.

PLEASE READ THESE MATERIALS CAREFULLY IN CONJUNCTION WITH THE PROXY
STATEMENT AND OTHER PROXY MATERIALS.

NOTICE OF CHANGE TO A VIRTUAL-ONLY ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 15, 2020

To the Stockholders of Ready Capital Corporation:

Due to the public health and safety concerns related to the COVID-19 pandemic, and in order to support the health and well-being of its stockholders and other meeting participants, the location of the annual meeting (the “Annual Meeting”) of Ready Capital Corporation (the “Company”) has been changed to a virtual-only format. There is no change to the items of business to be addressed at the meeting, which are described in the original proxy materials previously distributed on or about May 14, 2020.

The Annual Meeting will be held on Wednesday, July 15, 2020 at 10:00 a.m., Eastern Time, the same date and time as originally scheduled and communicated. Online access to the Annual Meeting will begin at 9:00 a.m. Eastern Time. The Annual Meeting will be presented in audio-only format and stockholders will not be able to attend the Annual Meeting in person.

Only stockholders of record and beneficial owners (who have registered as described below) as of the close of business on May 11, 2020 will be allowed to vote and ask questions during the Annual Meeting.

Instructions to Attend the Annual Meeting

Record Holders: If you were a stockholder of record as of the close of business on May 11, 2020 (i.e., you held your shares in your own name as reflected in the records of our transfer agent, American Stock Transfer & Trust Company (“AST”)), you can attend the Annual Meeting by accessing https://web.lumiagm.com/222056299 and entering (i) the 11-digit control number on the proxy card previously sent to you by AST and (ii) the meeting password “ready2020”. Please note the meeting password is case sensitive. Once you have completed these steps, select the “login” button, which will take you to the Annual Meeting page where you can vote, submit written questions and listen to the meeting (referred to in this notice as the “Meeting Page”). If you are a stockholder of record and you have misplaced your 11-digit control number, please call AST at 1 (800) 937-5449.

Beneficial Owners: If you were a beneficial owner as of the close of business on May 11, 2020 (i.e., you hold your shares in “street name” through an intermediary, such as a bank, broker or other nominee), you must register in advance in order to attend the Annual Meeting. To register, please obtain a legal proxy from the bank, broker or other nominee that is the record holder of your shares and then submit the legal proxy, along with your name and email address, to AST to receive an 11-digit control number that may be used to access the Annual Meeting site provided above. Any control number that was previously provided with your proxy materials, likely a 16-digit number, will not provide access to the Annual Meeting site. Requests for registration and submission of legal proxies should be labeled as “Legal Proxy” and must be received by AST no later than 5 p.m., ET, on July 8, 2020. All such requests should be submitted (1) by email to proxy@astfinancial.com, (2) by facsimile to (718) 765-8730, or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Obtaining a legal proxy may take several days and stockholders are advised to register as far in advance as possible. Once you have obtained your 11-digit control number from AST, please follow the steps set forth above for “Record Holders” to attend the Annual Meeting.

Record holders and beneficial owners should call AST at 1 (800) 937-5449 with any questions about attending the Annual Meeting. If you encounter any technical difficulty accessing the Annual Meeting, please visit https://go.lumiglobal.com/faq for assistance.

Asking Questions

If you are attending the Annual Meeting as a stockholder of record or beneficial owner who has registered for the meeting, questions can be submitted through the Meeting Page.

Voting Shares

If you are attending the Annual Meeting as a stockholder of record or beneficial owner who has registered for the meeting, you can vote during the meeting by clicking the link “Proxy Voting Site” on the Meeting Page and following the prompts.

Whether you plan to attend the virtual Annual Meeting, we urge you to vote in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

The proxy materials previously distributed, including the proxy card sent to record holders and the notice regarding the availability of proxy materials sent to beneficial owners, will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

Additional Supplemental Information

Please note that the biography of one of the Company’s director nominees, Andrea Petro, which was included on page 4 of the Proxy Statement, is hereby supplemented to clarify that she served as a member of the board of directors of the Secured Finance Network Education Foundation from 2017 until February 2020.

By Order of our Board of Directors,

/s/ Andrew Ahlborn
Andrew Ahlborn
Secretary

New York, New York

June 24, 2020